Salona Global Closes the Biodex Acquisition, Adding $26 Million in Projected Annual
Revenue; Posts Audited Year-End Financial Statements with 167% Revenue Growth

SAN DIEGO, April 3, 2023 - Salona Global Medical Device Corporation ("Salona Global", "SGMD" or the "Company") (TSXV:SGMD) today announced it has closed the acquisition of all of the capital stock of Biodex Medical Systems, Inc., which consists principally of the Biodex Physical Medicine (Rehabilitation) business ("Biodex"), expected to add $26 million in annual revenue to the Company, with an estimated 30% gross margin. The Company also posted its audited year-end financial statements for the ten month transition period ended December 31, 2022, with a total of $33.6 million in revenue with 31.4% gross margins for the period. As previously announced, the Company changed its fiscal year from a February 28 year-end to a December 31 year-end, thereby creating this initial ten month transition period.

With the addition of our new Biodex Physical Medicine business, the Company estimates that it will generate Annualized Revenue (defined below) of approximately $65 million, with a gross margins of approximately 34%. Through February 2023, the Company estimates on a preliminary basis that it is has generated revenues of approximately $6.7 million with gross profit exceeding 35% and EBITDA of approximately $200,000. The order book continues to be strong with a current order book backlog (defined below) of approximately $20 million.

Salona Global aims to become a leading medical device company servicing physical therapy clinics, athletic training rooms and orthopedic doctors. As part of that plan, the Company now adds Biodex to its portfolio of products, featuring physical therapy clinic customers and associated medical device product lines.

To generate revenue and profit growth post-acquisition, Salona Global intends to (1) cross sell between its Mio-Guard athletic room business and the Biodex physical therapy business, and (2) integrate the Biodex operations and product development efforts in the existing Salona Global group of companies.

Salona Global continues to build its acquisition pipeline and plans to close the small, tuck-in acquisition of the sales and distribution company, announced February 9, 2023, shortly.

Q4 2022 Financial Highlights

• 167% year-over-year growth in revenues for the ten months ended December 31, 2022 versus December 31, 2021, building revenues to $33.6 million, as compared to $12.6 million for the same ten months in the prior year.

• 187% year-over-year gross margin growth for the ten months ended December 31, 2022 versus December 31, 2021, building gross margin to $10.6 million as compared to $3.7 million for the same ten months in the prior year.

• 17% year-over-year Adjusted EBITDA (defined below) growth, generating $435,948 in Adjusted EBITDA for the ten months ended December 31, 2022, as compared to $372,760 for the same ten months in the prior year.

• Generated 31.4% gross margin as a percentage of revenue for the ten months ended December 31, 2022, as compared to 29.2% for the same ten months in the prior year.

Finally, the Company provided an update on its existing debt facility for acquisitions and operations. As at January 13, 2023, the Company increased its aggregate credit line availability by up to $5.5 million pursuant to a Loan and Security Agreement with Pathward, National Association, which is in addition to an existing credit facility with Pathward through the Company's subsidiary, South Dakota Partners, Inc. ("SDP"). This new Loan and Security Agreement has a variable interest rate of 0.75% in excess of the rate shown in the Wall Street Journal as the prime rate, is payable on demand and is secured by all of the assets of three operating subsidiaries of the Company (Simbex, Mio-Guard and DaMar) as borrowers and guaranteed by the Company. The Company intends to seek approval from Pathward to include certain of the Biodex assets in the Company's existing asset based line of credit facility, expanding funds available for future obligations.

"We are pleased we have completed our transformational Biodex acquisition," said Executive Chairman Les Cross. "With this acquisition, we are now better positioned for a potential US listing as a medical device company. By adding an expected $26 million in annual revenue, we have quickly achieved scale in our enterprise and expect to see rising profits as we integrate Biodex. We continue to drive our business plan forward from our investments in five strong engines of growth: (1) M&A; (2) product development; (3) product IP acquisitions; (4) product distribution agreements; and (5) organic growth post-acquisition."

"Since our Canadian listing, our acquisitions have led to productive and fruitful partnerships, both with sellers who have stayed on as business leaders and valuable team members and as customers of contract goods and services from SDP, DaMar  or Simbex" said CEO Luke Faulstick. "We are fortunate these partners have structured these acquisitions with favorable terms in this challenging capital environment. We believe it speaks to their confidence in our business plan and our shared goals. We look forward to the next phase of our business plan. We have several catalysts for growth this year. We have a number of products under development that we expect to coming to market in the next year, and a large pipeline of acquisition targets of all sizes, and we continue to look at product IP to acquire that can quickly be brought to market through our growing customer base. We have room on our credit facilities to fund this internal growth. We look forward to delivering a strong year for revenue and profit growth as we looks towards a potential US listing on NASDAQ."

After holding the last quarterly earnings call in mid-January and with the transition of the Company's fiscal year to a December 31 fiscal year, the Company now plans to hold its next earnings call in mid-May when it reports Q1 2023 for the new fiscal year 2023.

Appointment of New SVP, Legal & Compliance and General Counsel

The Company also announced that it has named Joe Martinez as the Company's new Sr. Vice President, Legal & Compliance, General Counsel and Secretary effective March 31, 2023. Mr. Martinez is an experienced public company lawyer having served most recently as SVP and General Counsel of DJO Global, Inc. ("DJO"), a $1.5 billion orthopedic medical device business, from January 2020 to April 2022, and before that for 13 years as Associate General Counsel at DJO. Prior to that, Mr. Martinez served as Of Counsel and as a Partner in two corporate law firms, specializing in corporate, securities regulation and M&A matters, and also served as General Counsel of a NASDAQ listed laser and semiconductor technology company. Mr. Martinez has a BA (Genetics) from U.C. Berkeley, a M.B.A. from U.C. Berkeley, and a J.D. from U.C. Davis.

"We are excited for Joe to join our talented team. I have worked with Joe for many years while at DJO. Joe brings years of experience in public company dealings and will be very helpful as we work toward a potential NASDAQ listing," said Luke Faulstick.

Sign up at http://tinyurl.com/salonaglobalnewsletter for updates on Salona Global delivered directly to your inbox.

Full Financial Statements

Consolidated Statements of Operations and Comprehensive Loss and Consolidated Balance Sheets are included below. The full financial statements for the ten months ended December 31, 2022 and related management discussion and analysis (in the form of an Annual Report on Form 10-KT (Transition)) has been filed with the United States Securities and Exchange Commission and is available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedar.com.

For more information please contact:

Luke Faulstick

Chief Executive Officer

Tel: 1 (800) 760-6826

Email: Info@Salonaglobal.com

Non-GAAP Measures

This press release refers to "order book backlog" and "Adjusted EBITDA" which are non-GAAP and non-IFRS financial measures that do not have standardized meanings prescribed by GAAP or IFRS. The Company's presentation of these financial measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures assist the Company's management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete acquisition plans that are fundamentally different from the ongoing operating plans of the Company. The Company's management also believes that presenting these measures allows investors to view the Company's performance using the same measures that the Company uses in evaluating its financial and business performance and trends.

"Order book backlog" as used in this press release is calculated as committed customer orders to deliver products and services at a future date.

"Adjusted EBITDA" is defined as net loss excluding interest expense, provision for income taxes, depreciation of property and equipment, amortization of right-of-use asset, amortization of intangible asset, foreign exchange (loss) gain, gain on debt settlement, change in fair value of earn-out consideration, change in fair value of contingent consideration, transaction costs, gain on debt settlement, net loss before the undernoted, and stock based compensation.

The following table provides reconciliation between net income (loss) and Adjusted EBITDA:

	10 months ended December 31,
	2022	2022

Net Loss	$(15,896,405)	$(4,160,713)
Interest Expense	590,470	305,672
Provision for income taxes	(3,134,176)	2,000
Depreciation of property and equipment	253,490	154,354
Amortization of right-of-use asset	617,653	135,813
Amortization of intangible asset	937,276	341,307
Foreign exchange (loss) gain	190,385	(20,487)
Gain on debt settlement	-	(15,538)
Change in fair value of earn-out consideration	2,451,600	-
Change in fair value of contingent consideration	10,269,375	-
Transaction costs	2,877,365	2,726,405
Gain on debt settlement	-	-
Net loss before the undernoted	$(842,967)	$(531,187)
Stock based compensation	1,278,915	903,947
Adjusted EBITDA	$435,948	$372,760

Preliminary Financial Metrics

This press release contains certain pre-released first quarter financial metrics to February 28, 2022. The first quarter financial metrics contained in this press release are preliminary and represent the most current information available to the Company's management. The Company's actual consolidated financial statements for such period may result in material changes to the financial metrics summarized in this press release (including by any one financial metric, or all of the financial metrics, being below or above the figures indicated) as a result of the completion of normal quarter end accounting procedures and adjustments, and also what one might expect to be in the final consolidated financial statements based on the financial metrics summarized in this press release. Although the Company believes the expectations reflected in this press release are based upon reasonable assumptions, the Company can give no assurance that actual results will not differ materially from these expectations.

Additional Information

The listing of the Company's common shares on NASDAQ remains subject to the approval of NASDAQ and the satisfaction of all applicable listing and regulatory requirements. While the Company intends to satisfy all of the applicable listing criteria, no assurance can be given that an application will be filed and/or approved.

There can be no assurance that any acquisition (including the acquisition of the sales and distribution company announced on February 9, 2023) will be completed or the timing of any acquisitions. Completion of any transaction will be subject to, amongst other things, negotiation and execution of definitive agreements, applicable director, shareholder and regulatory approvals.

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

Unless otherwise specified, all dollar amounts in this press release are expressed in Canadian dollars.

Certain statements contained in this press release constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These statements can be identified by the use of forward-looking terminology such as "expects" "believes", "estimates", "may", "would", "could",  "should", "potential",  "will", "seek", "intend", "plan", and "anticipate", and similar expressions as they relate  to the Company, including: the expected revenue of Biodex post-closing; the expected annualized revenue and gross margins of the Company post-closing; the timing of, and closing of, the acquisition of the sales and distribution company announced February 9, 2023; the approval from Pathward to include certain of the Biodex assets in the Company's existing asset based line of credit facility, resulting in the expansion of funds available for future obligations; the Company expecting to being new products under development to market and the timing of such; the Company expecting to see rising profits as it integrates Biodex; and listing of the Company's common shares on NASDAQ and the timing of a listing. All statements  other than  statements of  historical fact may be forward-looking  information. Such statements reflect the Company's current views and intentions with respect to future  events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions. Salona cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include but are not limited to the  general business and  economic  conditions in the regions in  which Salona operates; the ability of Salona to execute on key  priorities,  including the successful completion of acquisitions, business retention, and  strategic plans and to  attract, develop  and retain key executives; difficulty integrating newly acquired businesses;  ongoing or new disruptions in the supply chain, the extent and scope of such supply chain disruptions, and the timing or extent of the resolution or improvement of such disruptions; the ability to  implement business  strategies and pursue business opportunities;  disruptions in or  attacks (including  cyber-attacks) on Salona ' s information  technology, internet, network  access or other  voice or data  communications systems or services; the evolution of various types of fraud or other  criminal  behavior to which  Salona is exposed; the failure of third parties to comply with their obligations to  Salona or its  affiliates; the  impact of new and changes to, or application of, current laws and regulations; granting of permits and licenses in a highly regulated business; the  overall difficult  litigation environment, including in the United States; increased competition; changes in foreign currency rates;  increased  funding  costs and market volatility due to market illiquidity and competition for funding; the  availability of funds  and resources to pursue operations; critical  accounting estimates and changes to accounting  standards, policies,  and methods used by Salona; the occurrence of natural and unnatural catastrophic  events  and claims  resulting from such events; and risks related to COVID-19 including various recommendations,  orders  and  measures  of governmental  authorities  to try to limit the pandemic, including travel restrictions, border  closures,  non-essential business  closures,  quarantines,  self-isolations, shelters-in-place and  social distancing,  disruptions  to  markets, economic  activity,  financing, supply chains and sales channels, and a  deterioration of general  economic  conditions  including a  possible national or global recession; as well as those  risk factors  discussed or referred to in Salona's disclosure  documents filed with United States Securities and  Exchange  Commission and available at www.sec.gov, and with the securities regulatory authorities in certain  provinces of  Canada and available at www.sedar.com. Should any factor affect Salona in an unexpected  manner,  or  should  assumptions  underlying the forward-looking information prove incorrect, the actual results or  events  may  differ  materially  from the results or events predicted. Any such forward-looking information is  expressly  qualified  in its  entirety by  this cautionary statement. Moreover, Salona does not assume responsibility for the  accuracy or  completeness of such forward-looking information. The forward-looking  information included in this  press release  is  made as of the date of this press release and the Company undertakes  no obligation to publicly  update or revise  any  forward-looking information, other than as required by applicable  law.

SALONA GLOBAL MEDICAL DEVICE
CORPORATION

Consolidated Statements of Operations
and Comprehensive Loss

	(audited)	(unaudited)	(audited)
	10 months ended	10 months ended	year ended
	December 31	December 31	February 28, 2022
	2022	2022	2022

Revenue	$33,594,786	$12,603,397	$18,312,269
Cost of revenue:
Direct service personnel	5,264,246	1,583,476	2,494,162
Direct material costs	16,836,194	6,973,422	9,297,653
Other direct costs	933,954	361,565	558,387
Total cost of revenue	23,034,394	8,918,463	12,350,202
Gross margin	10,560,392	3,684,934	5,962,067
Operating expenses
Selling, general and administrative	11,403,359	4,216,121	5,728,247
Depreciation of property and equipment	253,490	154,354	200,622
Amortization of right-of-use assets	617,653	135,813	192,796
Amortization of intangible assets	937,276	341,307	448,348
Total operating expenses	13,211,778	4,847,595	6,570,013
Loss from Operations	(2,651,386)	(1,162,661)	(607,946)
Interest expense	(590,470)	(305,672)	(388,065)
Foreign exchange (loss) gain	(190,385)	20,487	16,392
Gain on debt settlement	-	15,538	15,538
Change in fair value of earn-out consideration	(2,451,600)	-	-
Change in fair value of contingent consideration	(10,269,375)	-	5,853,701
Provision for impairment	-	-	(5,520,522)
Transaction costs	(2,877,365)	(2,726,405)	(3,842,734)
Net loss before taxes	(19,030,581)	(4,158,713)	(4,473,636)
Provision for income taxes	3,134,176	(2,000)	101,617
Net loss	$(15,896,405)	$(4,160,713)	$(4,372,019)
Other comprehensive loss
Foreign currency translation gain (loss)	682,091	(396,147)	63,041
Comprehensive loss	$(15,214,314)	$(4,556,860)	$(4,308,978)
Net loss per share
Basic and diluted	$(0.29)	$(0.10)	$(0.10)
Weighted average number of common stock and Class A shares outstanding	54,841,014	41,815,609	43,627,051

SALONA GLOBAL MEDICAL DEVICE CORPORATION
Consolidated Balance Sheets	(audited)	(audited)	(unaudited)
	December 31	February 28,	December 31
	2022	2022	2021

Assets
Cash and cash equivalents	$1,928,464	$8,057,100	$4,466,230
Accounts receivable, net	6,353,275	6,595,668	6,104,978
Inventories, net	8,102,626	4,969,439	5,032,905
Prepaid expenses and other receivables	216,489	412,794	102,500
Total current assets	16,600,854	20,035,001	15,706,613
Security deposit	566,198	484,975	484,211
Long-term accounts receivable	189,616	-	-
Long-term deposits and other receivables	441,025	-	-
Property and equipment, net	3,399,898	1,460,175	1,494,038
Right-of-use assets, net	7,781,300	3,941,840	3,993,321
Intangible assets, net	9,376,162	6,926,582	7,033,623
Goodwill	13,695,194	9,833,039	14,831,243
Total assets	$52,050,247	$42,681,612	$43,543,049

Liabilities and stockholders' equity
Liabilities
Line of credit	$5,162,711	$5,497,249	$5,052,402
Accounts payable and accrued liabilities	6,641,181	3,679,396	2,849,122
Current portion of debt	195,489	174,361	168,953
Current portion of lease liability	847,253	245,257	218,830
Other liabilities	1,807,702	562,262	1,034,541
Obligation for payment of earn-out consideration	15,506,531	12,997,846	18,851,549
Total current liabilities	30,160,867	23,156,371	28,175,397
Debt, net of current portion	574,515	681,758	713,534
Lease liability, net of current portion	5,983,333	3,934,431	3,992,361
Deferred tax liability	-	1,755,889	1,900,556
Total liabilities	$36,718,715	$29,528,449	$34,781,848

Stockholders' equity
Common stock; no par value, unlimited shares authorized; 53,707,780 shares issued and outstanding as of December 31, 2022 (February 28, 2022: 52,539,162; December 31, 2021: 44,790,162)	38,767,442	38,046,097	36,552,873
Class A shares; no par value, unlimited shares authorized; 3,403,925 shares issued and outstanding as of December 31, 2022 (February 28, 2022: 1,355,425; December 31, 2021: 1,355,425)	1,800,064	480,479	480,479
Class A Shares to be issued: 19,019,000 as of December 31, 2022 (February 28, 2022: nil; December 31, 2021: nil)	14,264,250	-	-
Additional paid-in-capital	8,072,610	6,985,107	4,334,251
Accumulated other comprehensive income	1,688,452	1,006,361	547,173
Deficit	(49,261,286)	(33,364,881)	(33,153,575)
Total stockholders' equity	15,331,532	13,153,163	8,761,201
Total liabilities and stockholders' equity	$52,050,247	$42,681,612	$43,543,049